Staffing 360 Solutions Completes Acquisition of

Initio International Holdings Limited

Closing of the Initio Acquisition Significantly Expands Staffing 360’s Growing Presence in the International Staffing Industry

New York, NY – January 7, 2014 – Staffing 360 Solutions, Inc. (OTCQB: STAF), a public company engaged in the provision of international staffing services in IT, financial, accounting, healthcare, and cybersecurity industries, announced today that it has closed the acquisition of Initio International Holdings Limited, a full-service staffing company with established brands in the United Kingdom and United States. Initio generated approximately $80 million in revenues (unaudited) during 2013.

Pursuant to the terms of the acquisition that was completed January 3, 2014, Staffing 360 Solutions acquired all the issued and outstanding stock of Initio, which is now a wholly owned subsidiary of the Company. As a result of the acquisition, Brendan Flood, a staffing industry veteran and Chairman of Initio, became Executive Chairman of the Board of Directors of Staffing 360 Solutions. Included in Mr. Flood’s significant industry experience are his roles as the former CFO of the Americas for Monster Worldwide, Inc., which generated approximately $1.8 billion of annualized revenue during 2002, and CFO/COO of Hudson Global, Inc. (a NASDAQ listed company).

“I’m pleased to announce the close of this major acquisition and I look forward to boosting Staffing 360 Solutions’ growth trajectory as we take this company to the next level,” stated Brendan Flood, Staffing 360 Solutions’ new Executive Chairman. “With a long career in senior management positions in the staffing industry, I know what it takes to lead publicly listed companies and build them into highly successful global enterprises. Our collective vision is to do the same for Staffing 360 Solutions as we expand our global footprint and maximize growth potential around the world. I firmly believe that Staffing 360’s publicly stated objective of $300 million in revenues over the next several years is highly achievable.”

In addition to Brendan Flood becoming Executive Chairman, Matt Briand, the President and CEO of Monroe Staffing Services, LLC, a subsidiary of Initio, was appointed to the position of Co-CEO of Staffing 360 Solutions. Allan Hartley, the Company’s former CEO will also be a Co-CEO of Staffing 360 Solutions along with Mr. Briand.

“Completing the acquisition of Initio and adding Brendan Flood and Matt Briand to our growing roster of highly skilled industry experts is a game-changing event in our corporate history,” stated A.J. Cervantes, Vice Chairman of Staffing 360 Solutions. “Not only does it demonstrate our ability to deliver accretive acquisitions from our pipeline, Initio boosts our overall size and scale by a significant margin, expands our cross-border presence in Europe, and brings decades of industry expertise by combining our executive management teams into a publicly traded vehicle.”

Matt Briand, Allan Hartley’s new counterpart as Staffing 360 Solutions’ Co-CEO, added, “Initio’s employees in the UK and US are extremely excited about our future with Staffing 360 Solutions. Both of our firms have unique specialties that, when combined, provide a wider breadth of solutions, greater visibility, more access to capital markets and substantial new growth opportunities on a global basis. We believe Initio is a highly synergistic complement to Staffing 360 Solutions’ strategic growth plans as we join forces in the industry.”

Initio’s UK division, Longbridge Recruitment, was established in 1989 and is an international multi-sector recruitment company, with a long history of success catering to the sales & marketing, technology, legal and IT solutions sectors. Initio’s US division, Monroe Staffing, was established in 1969 and is a full-service consulting and staffing agency serving clients ranging from new startup organizations to Fortune 100 companies. Monroe has 3 on-site programs, as well as 14 offices located in the US.

“This acquisition represents a major inflection point for our company,” commented Allan Hartley, Co-CEO of Staffing 360 Solutions. “The pure size of the Initio acquisition, which represents approximately $80 million in fiscal 2013 revenues, combined with our existing operations places us in the top 30 public staffing companies in the United States. As we continue to extend our reach in countries around the globe, we look forward to relaying our exciting developments and important milestones, all while maintaining a steadfast commitment to growth in revenue, earnings and ultimately shareholder value.”

Other management and board changes as a result of the Initio acquisition include A. J. Cervantes assuming the role of Vice Chairman of Staffing 360 Solutions, in addition to his current title of President. Peter Goldstein, former Chairman and a director, resigned his positions concurrent with the Initio acquisition, but remains an advisor to the Company.

Staffing 360 Solutions believes that a consolidation strategy is ideally suited for the highly fragmented temporary staffing industry. The management team has been engaged in the development of a comprehensive program to create a robust pipeline of prospective acquisitions. Staffing 360 Solutions’ latest acquisition of Initio is a key validator of this strategy’s successful implementation.

About Brendan Flood

Brendan Flood, 48, is now the Executive Chairman of Staffing 360 Solutions. Prior to this, Mr. Flood was Chairman and CEO of Initio International Holdings Limited. At Initio he spearheaded the management buyout in January 2010 from Faro Recruitment Group, where he was the CEO of Europe and North America. Mr. Flood also spent seven years at Hudson Global, Inc. (a NASDAQ listed company) in various roles in Europe and the United States culminating in him leading the IPO of this business on the NASDAQ National Market in 2003. During 2004 and 2005 he was the CFO/COO for Hudson North America returning this business to profitability after several loss-making years. Prior to the IPO in 2003, Hudson was part of what is now Monster Worldwide, Inc., the parent company of Monster.com for which Mr. Flood was acting as CFO in 2002. As part of the global realignment of Monster Worldwide, Inc. in November 2001, Mr. Flood became CFO for all of the company’s operations in the Americas which amounted to $1.8 billion of annualized revenues, moving to New York City and living there for five years. Prior to settling in the UK, he graduated from Dublin City University (Ireland) with a Bachelor of Arts degree in Accounting and Finance.

About Staffing 360 Solutions, Inc.

Staffing 360 Solutions, Inc. (OTCQB: STAF) is a public company in the global staffing sector engaged in the acquisition of international staffing organizations with operations in the US, Europe and India. As part of its targeted consolidation model, Staffing 360 Solutions is pursuing broad spectrum staffing companies in the IT, financial, accounting, healthcare and cybersecurity industries. The Company believes the staffing industry offers opportunities to create a successful public company with a longer term objective of accretive acquisitions that will drive annual revenues to $300 million. For more information, please visit: www.staffing360solutions.com

Forward-Looking Statements

Certain matters discussed within this press release are forward-looking statements including, but not limited to, entering into new agreements, the ability to enter into any additional acquisitions, or the size of future revenue. Although Staffing 360 Solutions, Inc. believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Staffing 360 Solutions does not undertake any duty to update any statements contained herein (including any forward-looking statements), except as required by law. Factors that could cause actual results to differ materially from expectations include general industry considerations, regulatory changes, changes in local or national economic conditions and other risks detailed from time to time in Staffing 360 Solutions’ reports filed with the SEC, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.

Company Contact:

Staffing 360 Solutions, Inc.

A.J. Cervantes, President and Vice Chairman

212.634.6410

info@staffing360solutions.com

Financial Communications:

Trilogy Capital Partners, Inc.

Darren Minton, President

212.634.6413

info@trilogy-capital.com